Exhibit 5.1

DUKE ENERGY BUSINESS SERVICES LLC

526 South Church Street

Charlotte, North Carolina 28202

June 11, 2020

Duke Energy Florida, LLC

299 First Avenue North

St. Petersburg, Florida 33701

Re: Duke Energy Florida, LLC $500,000,000 aggregate principal amount of First Mortgage Bonds, 1.75% Series due 2030

Ladies and Gentlemen:

I am Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Florida, LLC, a Florida limited liability company (the “Company”), and in such capacity I have acted as counsel to the Company in connection with the public offering of $500,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, 1.75% Series due 2030 (the “Bonds”), to be issued under an Indenture (the “Original Mortgage”), dated as of January 1, 1944, with The Bank of New York Mellon, as successor Trustee (the “Mortgage Trustee”), as heretofore supplemented and amended and as further supplemented by the Fifty-Seventh Supplemental Indenture, dated as of June 1, 2020 (the “Supplemental Indenture”) (as so amended and supplemented, the “Mortgage”). On June 8, 2020, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., BNP Paribas Securities Corp. and MUFG Securities Americas Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Bonds.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “1933 Act”).

I am a member of the bar of the State of North Carolina and my opinions set forth herein are limited to the laws of the State of New York and the State of Florida. I do not express any opinion with respect to the laws of any other jurisdiction, or as to the effect thereof on the opinions herein stated. In rendering the opinions set forth herein, with respect to matters of Florida law, I have relied on the opinion letter of Dianne M. Triplett, Esq., Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of the Company, attached hereto as Annex I. The Mortgage and the form of Bonds do not include provisions specifying the governing law. For purposes of my opinions, I have assumed that the Mortgage and the Bonds are governed exclusively by the laws of the State of Florida.

In connection with this opinion letter, I or attorneys under my supervision (with whom I have consulted) have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the registration statement on Form S-3 (File No. 333-233896-05) of the Company filed on September 23, 2019 with the Securities and Exchange Commission (the “Commission”) under the 1933 Act, allowing for delayed offerings pursuant to Rule 415 under the 1933 Act and the information deemed to be a part of such registration statement as of the date hereof pursuant to Rule 430B of the rules and regulations under the 1933 Act (the “1933 Act Regulations”) and the information incorporated or deemed to be incorporated by reference in such registration statement pursuant to Item 12 of Form S-3 under the 1933 Act (such registration statement, effective upon filing with the Commission on September 23, 2019 pursuant to Rule 462(e) of the 1933 Act Regulations, being hereinafter referred to as the “Registration Statement”);

Duke Energy Florida, LLC

(b)	the prospectus, dated September 23, 2019, including the information incorporated or deemed to be incorporated by reference therein, which forms a part of and is included in the Registration Statement in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations;

(c)	the preliminary prospectus supplement, dated June 8, 2020, including the information incorporated or deemed to be incorporated by reference therein, relating to the offering of the Bonds in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations;

(d)	the prospectus supplement, dated June 8, 2020, including the information incorporated or deemed to be incorporated by reference therein (the “Prospectus Supplement”), relating to the offering of the Bonds in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations;

(e)	the Issuer Free Writing Prospectus filed with the Commission on June 8, 2020 pursuant to Rule 433(d) of the 1933 Act Regulations and Section 5(e) of the Underwriting Agreement;

(f)	an executed copy of the Underwriting Agreement;

(g)	an executed copy of the Mortgage, including the Supplemental Indenture;

(h)	a specimen of the Bonds;

(i)	the Articles of Organization of the Company, effective August 1, 2015;

(j)	the Limited Liability Company Operating Agreement of the Company, dated as of August 1, 2015;

(k)	resolutions of the Board of Directors of the Company (the “Board of Directors”), adopted at a meeting of the Board of Directors on February 23, 1944, authorizing, among other things, the Original Mortgage;

(l)	resolutions of the Board of Directors, adopted at a meeting of the Board of Directors on July 22, 1993, establishing and appointing the First Mortgage Bond Indenture Committee;

(m)	resolutions of the Board of Directors, adopted at a meeting of the Board of Directors on June 20, 2011, reestablishing the conditions upon which the First Mortgage Bond Indenture Committee may authorize the issuance and sale of the Company’s first mortgage bonds, among other matters;

(n)	resolutions of the Board of Directors, adopted by unanimous written consent effective November 8, 2012, reappointing the First Mortgage Bond Indenture Committee, among other matters;

(o)	resolutions of the Board of Directors, adopted by unanimous written consent effective May 21, 2014, further reappointing the First Mortgage Bond Indenture Committee;

(p)	resolutions of the Board of Directors, adopted by unanimous written consent effective September 16, 2016, further reappointing the First Mortgage Bond Indenture Committee;

(q)	resolutions of the Board of Directors, adopted by unanimous written consent effective September 16, 2019, authorizing the filing of the Registration Statement and the issuance of the Company’s securities and further reappointing the First Mortgage Bond Indenture Committee of the Board of Directors, among other matters;

Duke Energy Florida, LLC

(r)	the written consent of the First Mortgage Bond Indenture Committee of the Board of Directors, effective June 8, 2020, acting pursuant to specific delegation made and authorization given by the Board of Directors on July 22, 1993, June 20, 2011, November 8, 2012, May 21, 2014, September 16, 2016 and September 16, 2019, relating to the offering of the Bonds;

(s)	a good standing certificate of the Company issued by the Secretary of State of the State of Florida on June 8, 2020.

I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements and certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of such copies. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had the power or will have the power, limited liability company or other, to enter into and perform all obligations thereunder and I have also assumed the due authorization by all requisite action, limited liability company or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth below, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, I or attorneys under my supervision (with whom I have consulted) have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(i)	the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting mortgagees’ and other creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(ii)	I do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Bonds have been duly authorized and executed by the Company, and that when duly authenticated by the Mortgage Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Mortgage, the Bonds will constitute valid and binding obligations of the Company entitled to the benefits of the Mortgage and enforceable against the Company in accordance with their terms; and

Duke Energy Florida, LLC

I hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement through incorporation by reference of a current report on Form 8-K. I also hereby consent to the use of my name under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Robert T. Lucas III
Robert T. Lucas III, Esq.

Annex I

DUKE ENERGY BUSINESS SERVICES LLC

526 South Church Street

Charlotte, North Carolina 28202

June 11, 2020

Robert T. Lucas III, Esq.

550 S. Tryon Street

Charlotte, North Carolina 28202

Re: Duke Energy Florida, LLC $500,000,000 aggregate principal amount of First Mortgage Bonds, 1.75% Series due 2030

Dear Mr. Lucas:

I am Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Florida, LLC, a Florida limited liability company (the “Company”), and in such capacity I have acted as counsel to the Company in connection with the public offering of $500,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, 1.75% Series due 2030 (the “Bonds”), to be issued under an Indenture (the “Original Mortgage”), dated as of January 1, 1944, with The Bank of New York Mellon, as successor Trustee (the “Mortgage Trustee”), as heretofore supplemented and amended and as further supplemented by the Fifty-Seventh Supplemental Indenture, dated as of June 1, 2020 (the “Supplemental Indenture”) (as so amended and supplemented, the “Mortgage”). On June 8, 2020, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., BNP Paribas Securities Corp. and MUFG Securities Americas Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Bonds.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “1933 Act”).

I am a member of the bar of the State of Florida and my opinions set forth herein are limited to the laws of the State of Florida. I do not express any opinion with respect to the laws of any other jurisdiction, or as to the effect thereof on the opinions herein stated. The Mortgage and the form of Bonds do not include provisions specifying the governing law. For purposes of my opinions, I have assumed that the Mortgage and the Bonds are governed exclusively by the laws of the State of Florida.

In connection with this opinion letter, I or attorneys under my supervision (with whom I have consulted) have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the registration statement on Form S-3 (File No. 333-233896-05) of the Company filed on September 23, 2019 with the Securities and Exchange Commission (the “Commission”) under the 1933 Act, allowing for delayed offerings pursuant to Rule 415 under the 1933 Act and the information deemed to be a part of such registration statement as of the date hereof pursuant to Rule 430B of the rules and regulations under the 1933 Act (the “1933 Act Regulations”) and the information incorporated or deemed to be incorporated by reference in such registration statement pursuant to Item 12 of Form S-3 under the 1933 Act (such registration statement, effective upon filing with the Commission on September 23, 2019 pursuant to Rule 462(e) of the 1933 Act Regulations, being hereinafter referred to as the “Registration Statement”);

(b)	the prospectus, dated September 23, 2019, including the information incorporated or deemed to be incorporated by reference therein, which forms a part of and is included in the Registration Statement in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations;

Duke Energy Florida, LLC

(c)	the preliminary prospectus supplement, dated June 8, 2020, including the information incorporated or deemed to be incorporated by reference therein, relating to the offering of the Bonds in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations;

(d)	the prospectus supplement, dated June 8, 2020, including the information incorporated or deemed to be incorporated by reference therein, relating to the offering of the Bonds in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations;

(e)	the Issuer Free Writing Prospectus filed with the Commission on June 8, 2020 pursuant to Rule 433(d) of the 1933 Act Regulations and Section 5(e) of the Underwriting Agreement;

(f)	an executed copy of the Underwriting Agreement;

(g)	an executed copy of the Mortgage, including the Supplemental Indenture;

(h)	a specimen of the Bonds;

(i)	the Articles of Organization of the Company, effective August 1, 2015;

(j)	the Limited Liability Company Operating Agreement of the Company, dated as of August 1, 2015;

(k)	resolutions of the Board of Directors of the Company (the “Board of Directors”), adopted at a meeting of the Board of Directors on February 23, 1944, authorizing, among other things, the Original Mortgage;

(l)	resolutions of the Board of Directors, adopted at a meeting of the Board of Directors on July 22, 1993, establishing and appointing the First Mortgage Bond Indenture Committee;

(m)	resolutions of the Board of Directors, adopted at a meeting of the Board of Directors on June 20, 2011, reestablishing the conditions upon which the First Mortgage Bond Indenture Committee may authorize the issuance and sale of the Company’s first mortgage bonds, among other matters;

(n)	resolutions of the Board of Directors, adopted by unanimous written consent effective November 8, 2012, reappointing the First Mortgage Bond Indenture Committee, among other matters;

(o)	resolutions of the Board of Directors, adopted by unanimous written consent effective May 21, 2014, further reappointing the First Mortgage Bond Indenture Committee;

(p)	resolutions of the Board of Directors, adopted by unanimous written consent effective September 16, 2016, further reappointing the First Mortgage Bond Indenture Committee;

(q)	resolutions of the Board of Directors, adopted by unanimous written consent effective September 16, 2019, authorizing the filing of the Registration Statement and the issuance of the Company’s securities and further reappointing the First Mortgage Bond Indenture Committee of the Board of Directors, among other matters;

(r)	the written consent of the First Mortgage Bond Indenture Committee of the Board of Directors, effective June 8, 2020, acting pursuant to specific delegation made and authorization given by the Board of Directors on July 22, 1993, June 20, 2011, November 8, 2012, May 21, 2014, September 16, 2016 and September 16, 2019, relating to the offering of the Bonds;

Duke Energy Florida, LLC

(s)	a good standing certificate of the Company issued by the Secretary of State of the State of Florida on June 8, 2020.

I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements and certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of such copies. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had the power or will have the power, limited liability company or other, to enter into and perform all obligations thereunder and I have also assumed the due authorization by all requisite action, limited liability company or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth below, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, I or attorneys under my supervision (with whom I have consulted) have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(i)	the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting mortgagees’ and other creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(ii)	I do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Bonds have been duly authorized and executed by the Company, and that when duly authenticated by the Mortgage Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Mortgage, the Bonds will constitute valid and binding obligations of the Company entitled to the benefits of the Mortgage and enforceable against the Company in accordance with their terms; and

This opinion letter is furnished for your benefit in connection with your rendering an opinion letter to the Company to be filed as an exhibit to the Registration Statement through incorporation by reference of a current report on Form 8-K, and I hereby consent to your attaching this opinion letter as an annex to such opinion letter. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Duke Energy Florida, LLC

Very truly yours,

/s/ Dianne M. Triplett
Dianne M. Triplett, Esq.